Exhibit 99.1

Harte Hanks Reports Fiscal 2023 Third Quarter Results

Announces “Elevate,” Transformative Plan

To Improve Revenue Growth and Profitability

Chelmsford, Massachusetts – November 9, 2023 - Harte Hanks, Inc. (NASDAQ: HHS), a leading global customer experience company focused on bringing companies closer to customers for 100 years, today announced financial results for the third quarter and nine-month periods ended September 30, 2023.

Kirk Davis, Chief Executive officer, said: “In reporting my first quarter since joining Harte Hanks in June, I undertook this role against a backdrop of uncertainty. In May, prior management reported reduced visibility and projected challenging year-over-year comparisons attributable to macroeconomic headwinds, customer weakness in the financial services and technology sectors, and substantial non-recurring revenue attributable to pandemic-related projects. The revised outlook came with a commitment to preserve profitability, and a reorganization was announced. While our revenue performance and comparisons reflect prior management's assessment, we maintain a strong balance sheet and cash position, no debt, a $25 million credit facility, and considerable potential as we plan for our 101st year of continuous service.”

“I’ve gained a deep understanding of our company’s position, capabilities, culture, and customers,”
continued Mr. Davis. “We excel in customer service, but we need a sales and marketing strategy and infrastructure capable of delivering consistent organic growth. What excites me is that there's a company-defining opportunity here. Improved sales execution and more effective marketing can meaningfully leverage our strengths and deliver tangible results."

“We’ve shared with our employees a transformative plan, Elevate, which launched in early October and includes a collaboration with the Kearney organization,” added Mr. Davis. “Kearney is a highly respected global consulting firm, and I’ve enjoyed great success working with the professionals at Kearney previously. Elevate is a sweeping endeavor aimed at materially improving our efficiency, revenue generation, profitability and employee experience. We are reengineering and expanding our sales and marketing organization, while planning to achieve a net cost reduction that improves our profitability. We're focused on creating a foundation for sustainable growth. It's our employees that will make it happen and we're equally focused on the experience we provide them."

"As we look to the future, we are focused on transforming our revenue operations under new sales leadership," continued Mr. Davis. “We recently announced two key appointments. Kelly Waller, Corporate Senior Vice President of Sales and Marketing, is an outstanding sales leader with specific expertise in global marketing, demand generation and client retention, all important areas for Harte Hanks. Ron Lee, Senior Vice President of Inside Sales, is a highly accomplished inside sales executive, with a track record of success. We have immediately focused on scaling our inside sales division, pursuing strategic partnerships and plans to expand our international sales coverage. We’re confident Kelly and Ron will revitalize our sales and marketing divisions, accelerate our pipeline development and drive improved performance.”

Third Quarter Financial Highlights

●

Total revenues for Q3 2023 were $47.1 million, down 12.6% year over year compared to $53.9 million in Q3 2022. Included in 2023 was $2.2 million from InsideOut acquired in fourth quarter of 2022. Total Q3 revenues were essentially flat sequentially.

●	Operating income was $2.9 million compared to $3.8 million in the prior-year quarter.
●

Net income of $0.6 million, or $0.09 per basic and $0.08 per diluted share, compared to net income of $7.2 million, or $0.87 per basic and $0.83 per diluted share, in the prior year quarter. The third quarter of 2022 included $2.5 million in other income related to the sale of unused IP addresses.

●

EBITDA was $3.9 million compared to $4.4 million in the same period in the prior year. Adjusted EBITDA, which excludes stock-based compensation and severance, was $4.2 million compared to $5.4 million.

Segment Highlights

●

Customer Care, $14.0 million in revenue, 30% of total – Segment revenue decreased $3.4 million (19.4%) versus prior year and EBITDA totaled $2.0 million for the quarter, down 33.0% year-over-year. The InsideOut acquisition added $2.2 million to revenue in the quarter. The decrease in revenue is related to the early completion of larger promotional campaigns and programs. Management remains positive about the InsideOut acquisition.

●

Fulfillment & Logistics Services, $22.5 million in revenue, 48% of total – Segment revenue decreased $965 thousand (4.1%) versus the prior year quarter and EBITDA totaled $2.9 million, up 2.8%. Revenue mix and a 4.4% decrease in operating expenses drove the improved EBITDA margins. The margin percentage continues to be impacted by variation in the revenue mix between lower margin logistics and the higher margin fulfillment services.

●

Marketing Services, $10.6 million in revenue, 22% of total – Segment revenue declined $2.4 million (18.6%) compared to the prior year quarter and EBITDA for the quarter totaled $1.5 million vs. $1.9 million. Pressure on revenue was attributable to reduced project work in the financial services sector. We continue to see new project starts in pharmaceutical and retail businesses as we approach the holiday season.

Consolidated Third Quarter 2023 Results

Third quarter revenues were $47.1 million, down 12.6% from $53.9 million in the third quarter of 2022 due to decreased revenue in each of the Company’s operating segments.

Third quarter operating income was $2.9 million, compared to $3.8 million in the third quarter of 2022. The decrease resulted from a less favorable revenue mix and lower consolidated revenue.

Net income for the quarter was $0.6 million, or $0.09 per basic and $0.08 per diluted share, compared to net income of $7.2 million, or $0.87 per basic and $0.83 per diluted share, in the third quarter last year. Results this quarter included $848 thousand of pension expense, as well as $160 thousand in stock-based compensation. The prior-year third quarter included $511 thousand of pension expense, as well as $927 thousand in stock-based compensation, as well as $2.5 million in other income related to the sale of unused IP addresses.

Consolidated Year-to-Date 2023 Results

Year-to-date revenues were $142.0 million, down 6.3% from $151.5 million in the same period of 2022. Year-to-date operating income was $5.6 million, compared to operating income of $11.7 million. Net income for the first nine months was $407 thousand, or $0.06 per basic and $0.05 per diluted share, compared to net income of $15.0 million, or $1.81 per basic and $1.73 per diluted share, in the first nine months of last year.

Balance Sheet and Liquidity

Harte Hanks ended the quarter with $13.3 million in cash and cash equivalents and $24.2 million of capacity on its credit line. The Company has no outstanding debt as of September 30, 2023. The Company’s financial position continues to be strong, and it is well-positioned to execute on its long-term growth strategies in 2023 and beyond.

During the quarter, Harte Hanks repurchased 77,227 shares at an average price of $6.35 per share for a total of $490 thousand.

Conference Call Information

The Company will host a conference call and live webcast to discuss these results on Thursday, November 9, 2023 at 4:30 p.m. EST. Interested parties may access the webcast at https://bit.ly/402QcsG or may access the conference call by dialing 877-545-0320 in the United States or 973-528-0002 from outside the U.S. and using access code 163449.

A replay of the call can also be accessed via phone through November 23, 2023 by dialing (877) 481-4010 from the U.S., or (919) 882-2331 from outside the U.S. The conference call replay passcode is 49341.

About Harte Hanks:

Harte Hanks (NASDAQ: HHS) is a leading global customer experience company whose mission is to partner with clients to provide them with CX strategy, data-driven analytics and actionable insights combined with seamless program execution to better understand, attract and engage their customers.

Using its unparalleled resources and award-winning talent in the areas of Customer Care, Fulfillment and Logistics, and Marketing Services, Harte Hanks has a proven track record of driving results for some of the world’s premier brands, including Bank of America, GlaxoSmithKline, Unilever, Pfizer, HBOMax, Volvo, Ford, FedEx, Midea, Sony and IBM among others. Headquartered in Chelmsford, Massachusetts, Harte Hanks has over 2,500 employees in offices across the Americas, Europe, and Asia Pacific.

For more information, visit hartehanks.com

As used herein, “Harte Hanks” or “the Company” refers to Harte Hanks, Inc. and/or its applicable operating subsidiaries, as the context may require. Harte Hanks’ logo and name are trademarks of Harte Hanks, Inc.

Cautionary Note Regarding Forward-Looking Statements:

Our press release and related earnings conference call contain “forward-looking statements” within the meaning of U.S. federal securities laws. All such statements are qualified by this cautionary note, provided pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements other than historical facts are forward-looking and may be identified by words such as “may,” “will,” “expects,” “believes,” “anticipates,” “plans,” “estimates,” “seeks,” “could,” “intends,” or words of similar meaning. These forward-looking statements are based on current information, expectations and estimates and involve risks, uncertainties, assumptions and other factors that are difficult to predict and that could cause actual results to vary materially from what is expressed in or indicated by the forward-looking statements. In that event, our business, financial condition, results of operations or liquidity could be materially adversely affected and investors in our securities could lose part or all of their investments. These risks, uncertainties, assumptions and other factors include: (a) local, national and international economic and business conditions, including (i) the outbreak of diseases, such as the COVID-19 coronavirus, which has curtailed travel to and from certain countries and geographic regions, created supply chain disruption and shortages, disrupted business operations and reduced consumer spending, (ii) market conditions that may adversely impact marketing expenditures, (iii) the impact of the Russia/Ukraine conflict on the global economy and our business, including impacts from related sanctions and export controls and (iv) the impact of economic environments and competitive pressures on the financial condition, marketing expenditures and activities of our clients and prospects; (b) the demand for our products and services by clients and prospective clients, including (i) the willingness of existing clients to maintain or increase their spending on products and services that are or remain profitable for us, and (ii) our ability to predict changes in client needs and preferences; (c) economic and other business factors that impact the industry verticals we serve, including competition and consolidation of current and prospective clients, vendors and partners in these verticals; (d) our ability to manage and timely adjust our facilities, capacity, workforce and cost structure to effectively serve our clients; (e) our ability to improve our processes and to provide new products and services in a timely and cost-effective manner though development, license, partnership or acquisition; (f) our ability to protect our facilities against security breaches and other interruptions and to protect sensitive personal information of our clients and their customers; (g) our ability to respond to increasing concern, regulation and legal action over consumer privacy issues, including changing requirements for collection, processing and use of information; (h) the impact of privacy and other regulations, including restrictions on unsolicited marketing communications and other consumer protection laws; (i) fluctuations in fuel prices, paper prices, postal rates and postal delivery schedules; (j) the number of shares, if any, that we may repurchase in connection with our repurchase program; (k) unanticipated developments regarding litigation or other contingent liabilities; (l) our ability to complete anticipated divestitures and reorganizations, including cost-saving initiatives; (m) our ability to realize the expected tax refunds; and (n) other factors discussed from time to time in our filings with the Securities and Exchange Commission, including under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 which was filed on March 31, 2023. The forward-looking statements in this press release and our related earnings conference call are made only as of the date hereof, and we undertake no obligation to update publicly any forward-looking statement, even if new information becomes available or other events occur in the future.

Supplemental Non-GAAP Financial Measures:

The Company reports its financial results in accordance with generally accepted accounting principles (“GAAP”). However, the Company may use certain non-GAAP measures of financial performance in order to provide investors with a better understanding of operating results and underlying trends to assess the Company’s performance and liquidity in this press release and our related earnings conference call. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure.

The Company presents the non-GAAP financial measure “Adjusted Operating Income” as a useful measure to both management and investors in their analysis of the Company’s financial results because it facilitates a period-to-period comparison of Operating Income excluding stock-based compensation and severance. The most directly comparable measure for this non-GAAP financial measure is Operating Income.

The Company presents the non-GAAP financial measure “EBITDA” as a supplemental measure of operating performance in order to provide an improved understanding of underlying performance trends. The Company defines “EBITDA” as Net Income adjusted to exclude income tax expense, other expense (income), net, and depreciation and amortization expense. The Company defines “Adjusted EBITDA” as EBITDA adjusted to exclude stock-based compensation and severance. The most directly comparable measure for EBITDA and Adjusted EBITDA is Net Income. We believe EBITDA and Adjusted EBITDA are an important performance metric because it facilitates the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our business operations; however, we urge investors to review the reconciliation of non-GAAP EBITDA to the comparable GAAP Net Income, which is included in this press release, and not to rely on any single financial measure to evaluate the Company’s financial performance.

The use of non-GAAP measures do not serve as a substitute and should not be construed as a substitute for GAAP performance but should provide supplemental information concerning our performance that our investors and we find useful. The Company evaluates its operating performance based on several measures, including these non-GAAP financial measures. The Company believes that the presentation of these non-GAAP financial measures in this press release and earnings conference call presentations are useful supplemental financial measures of operating performance for investors because they facilitate investors’ ability to evaluate the operational strength of the Company’s business. However, there are limitations to the use of these non-GAAP measures, including that they may not be calculated the same by other companies in our industry limiting their use as a tool to compare results. Any supplemental non-GAAP financial measures referred to herein are not calculated in accordance with GAAP and they should not be considered in isolation or as substitutes for the most comparable GAAP financial measures.

1EBITDA is a non-GAAP financial measure. See “Supplemental Non-GAAP Financial Measures” below. EBITDA is also the Company’s measure of segment profitability.

Investor Relations Contact:

Rob Fink or Tom Baumann

646.809.4048 / 646.349.6641

FNK IR

HHS@fnkir.com

Source: Harte Hanks, Inc.

Harte Hanks, Inc.
Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share data	2023	2022	2023	2022
Revenues	$47,119	$53,886	$142,001	$151,500
Operating expenses
Labor	22,953	27,389	74,084	78,416
Production and distribution	15,378	16,175	43,158	42,400
Advertising, selling, general and administrative	4,922	5,970	16,071	17,243
Depreciation and amortization expense	952	579	3,051	1,763
Total operating expenses	44,205	50,113	136,364	139,822
Operating income	2,914	3,773	5,637	11,678
Other expense (income), net
Interest expense (income), net	1	84	(150)	313
Pension expense	848	511	2,545	1,533
Foreign currency gain	(331)	(2,790)	(26)	(5,582)
Other (income) expense, net	(134)	(2,417)	1,241	(1,902)
Total other expense (income), net	384	(4,612)	3,610	(5,638)
Income before income taxes	2,530	8,385	2,027	17,316
Income tax expense	1,912	1,219	1,620	2,344
Net income	618	7,166	407	14,972
Less: Preferred stock dividends	-	125	-	371
Less: Earnings attributable to participating securities.	-	868	-	1,817
Income attributable to common stockholders	$618	$6,173	$407	$12,784

Earning per common share
Basic	$0.09	$0.87	$0.06	$1.81
Diluted	$0.08	$0.83	$0.05	$1.73

Weighted-average common shares outstanding
Basic	7,239	7,125	7,340	7,045
Diluted	7,314	7,524	7,509	7,418

Harte Hanks, Inc.
Condensed Consolidated Balance Sheets (Unaudited)

In thousands, except per share data	September 30, 2023	December 31, 2022

ASSETS
Current Assets
Cash and cash equivalents	$13,288	$10,364
Accounts receivable (less allowance for doubtful accounts of $170 and $163, respectively)	33,303	39,700
Unbilled accounts receivable	10,350	7,893
Contract assets	433	309
Prepaid expenses	2,722	2,176
Prepaid income tax and income tax receivable	1,221	4,262
Other current assets	878	1,607
Total current assets	62,195	66,311

Net property, plant and equipment	9,279	10,523
Right-of-use assets	16,773	19,169
Other assets	22,565	23,981
Total assets	$110,812	$119,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$18,547	$22,465
Accrued payroll and related expenses	4,944	6,679
Deferred revenue and customer advances	5,681	4,590
Customer postage and program deposits	1,445	1,223
Other current liabilities	2,652	2,862
Short-term lease liabilities	5,446	5,747
Total current liabilities	38,715	43,566

Pensions liabilities - Qualified plans	17,388	18,674
Pension liabilities - Nonqualified plan	18,510	19,098
Long-term lease liabilities, net of current portion	13,553	16,575
Other long-term liabilities	2,142	3,263
Total liabilities	90,308	101,176

Stockholders’ equity
Common stock	12,221	12,221
Additional paid-in capital	160,213	218,411
Retained earnings	846,897	846,490
Less treasury stock	(953,591)	(1,010,012)
Accumulated other comprehensive loss	(45,236)	(48,302)
Total stockholders’ equity	20,504	18,808

Total liabilities and stockholders’ equity	$110,812	$119,984

Harte Hanks, Inc.
Reconciliations of Non-GAAP Financial Measures (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
In thousands, except per share data	2023	2022	2023	2022
Net Income	$618	$7,166	407	$14,972
Income tax expense	1,912	1,219	1,620	2,344
Other expense (income), net	384	(4,612)	3,610	(5,638)
Depreciation and amortization expense	952	579	3,051	1,763
EBITDA	$3,866	$4,352	$8,688	$13,441

Stock-based compensation	160	927	1,203	1,776
Severance	166	123	1,376	201
Adjusted EBITDA	$4,192	$5,402	$11,267	$15,418

Operating income	$2,914	$3,773	$5,637	$11,678
Stock-based compensation	160	927	1,203	1,776
Severance	166	123	1,376	201
Adjusted operating income	$3,240	$4,823	$8,216	$13,655
Adjusted operating margin (a)	6.9%	9.0%	5.8%	9.0%

(a) Adjusted Operating Margin equals Adjusted Operating Income divided by Revenues.

Harte Hanks, Inc.
Statement of Operations by Segments (Unaudited)

Quarter ended September 30, 2023	Marketing Services	Customer Care	Fulfillment & Logistics Services	Unallocated Corporate	Total
			(In thousands)
2023
Revenues	$10,591	$13,998	$22,530	$—	$47,119
Segment Operating Expense	$8,370	$11,339	$18,995	$4,549	$43,253
Contribution margin (loss)	$2,221	$2,659	$3,535	$(4,549)	$3,866
Shared Services	$706	$668	$680	$(2,054)	$—
EBITDA	$1,515	$1,991	$2,855	$(2,495)	$3,866
Depreciation and Amortization Expense	$71	$253	$249	$379	$952
Operating income (loss)	$1,444	$1,738	$2,606	$(2,874)	$2,914

Quarter ended September 30, 2022	Marketing Services	Customer Care	Fulfillment & Logistics Services	Unallocated Corporate	Total
2022
Revenues	$13,016	$17,375	$23,495	$—	$53,886
Segment Operating Expense	$9,970	$13,661	$19,865	$6,038	$49,534
Contribution margin (loss)	$3,046	$3,714	$3,630	$(6,038)	$4,352
Shared Services	$1,125	$743	$853	$(2,721)	$—
EBITDA	$1,921	$2,971	$2,777	$(3,317)	$4,352
Depreciation and Amortization Expense	$98	$206	$176	$99	$579
Operating income (loss)	$1,823	$2,765	$2,601	$(3,416)	$3,773